UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0723270 (I.R.S. Employer Identification Number)

3525 East Post Road, Suite 120 Las Vegas, Nevada (Address of principal executive offices)	89120 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-123514
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 Par Value	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.
     The description of Common Stock of the Registrant set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-123514), as originally filed with the Securities and Exchange Commission on March 22, 2005 and as subsequently amended (the “Registration Statement”), and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item. The Common Stock is to be listed on the New York Stock Exchange under the symbol “GCA”.
Item 2. Exhibits.
     None.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC. Date: September 16, 2005
By:	/s/ Kirk Sanford
Kirk Sanford
President and Chief Executive Officer